                                                                     EXHIBIT 4.7

                                                                  EXECUTION COPY
================================================================================


                         REGISTRATION RIGHTS AGREEMENT


     Depositary Shares Representing a One-Hundredth Interest in a Share of
                 7% Series F Junior Convertible Preferred Stock



                          Dated as of August 18, 1998

                                  by and among


                        INTERMEDIA COMMUNICATIONS INC.,

                            BEAR, STEARNS & CO. INC.

                               SMITH BARNEY INC.

                              MERRILL LYNCH & CO.

                                      and

                            WARBURG DILLON READ LLC



================================================================================

            This Registration Rights Agreement (this "Agreement") is made and
                                                      ---------
entered into as of August 18, 1998 by and among Intermedia Communications Inc., a Delaware corporation (the "Company"), and Bear, Stearns & Co. Inc., Smith
                             -------
Barney Inc., Merrill Lynch & Co. and Warburg Dillon Read LLC (each an "Initial
                                                                       -------
Purchaser" and together, the "Initial Purchasers"), each of whom have agreed to
---------                     ------------------
purchase Depositary Shares (the "Depositary Shares"), each representing a one-
                                 -----------------
hundredth interest in a share of the Company's 7% Series F Junior Convertible Preferred Stock (the "Series F Preferred Stock") pursuant to the Purchase
                      ------------------------
Agreement (as defined below).

            This Agreement is made pursuant to the Depositary Share Purchase Agreement in respect to the Series F Preferred Stock, dated August 12, 1998 (the "Purchase Agreement"), by and among the Company and the Initial Purchasers. In
 ------------------
order to induce the Initial Purchasers to purchase the Depositary Shares, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 8 of the Purchase Agreement.

            The parties hereby agree as follows:

SECTION 1.  DEFINITIONS

            As used in this Agreement, the following capitalized terms shall have the following meanings:

     Act:  The Securities Act of 1933, as amended.
     ---

     Average Stock Price: The average of the high and low sales prices of the
     -------------------
Common Stock (as defined herein) as reported by the Nasdaq National Market or any national securities exchange upon which the Common Stock is then listed, for each of the ten consecutive trading days immediately preceding the twentieth calendar day preceding the Dividend Payment Date.

     Business Day:  Any day except a Saturday, Sunday or other day in the City
     -------------
of New York, on which banks are authorized to close.

     Certificate of Designation: The Certificate of Designation pursuant to
     --------------------------
which the Depositary Shares, Series F Preferred Stock, and Common Stock are to be issued, as such Certificate of Designation is amended or supplemented from time to time in accordance with the terms thereof.

     Closing Date: The date hereof.
     ------------

     Commission:  The Securities and Exchange Commission.
     ----------

     Common Dividend Filing Deadline:  As defined in Section 4 hereof.
     -------------------------------

     Common Dividend Registration Statement:  As defined in Section 4 hereof.
     --------------------------------------

     Common Stock: The common stock of the Company to be issued upon conversion
     ------------
of the Series F Preferred Stock or to be issued as dividends in respect of the Series F Preferred Stock.

     Common Stock Dividends:  Common Stock to be issued as dividends in respect
     ----------------------
of the Series F Preferred Stock.

     Definitive Securities:  As defined in the Deposit Agreement.
     ----------------------

     Deposit Agreement:  The Deposit Agreement dated the date hereof between the
     -----------------
Company and Continental Stock Transfer & Trust Company.

     Dividend Payment Date: As defined in the Certificate of Designation.
     ---------------------

     Effectiveness Target Date: As defined in Section 5.
     -------------------------

     Exchange Act: The Securities Exchange Act of 1934, as amended.
     ------------

     Global Certificate Holder: As defined in the Deposit Agreement.
     -------------------------

     Holders:  As defined in Section 2 hereof.
     -------

     Liquidated Damages: As defined in Section 5 hereof.
     ------------------

     Liquidation Preference: As defined in the Certificate of Designation.
     ----------------------

     NASD: National Association of Securities Dealers, Inc.
     ----

     Offering Memorandum: The final offering memorandum, dated August 12, 1998,
     -------------------
relating to the Company, the Depositary Shares, and the Series F Preferred
Stock.

     Person: An individual, partnership, corporation, trust, unincorporated
     ------
organization, or a government or agency or political subdivision thereof.

     Prospectus:  The prospectus included in a Registration Statement at the
     ----------
time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     Registration Default: As defined in Section 5 hereof.
     --------------------

     Registration Statement:  The Shelf Registration Statement and Common
     ----------------------
Dividend Registration Statement.

     Shelf Filing Deadline: As defined in Section 4 hereof.
     ---------------------

     Shelf Registration Statement:  As defined in Section 4 hereof.
     -----------------------------

     Transfer Agent: The transfer agent with respect to the Depositary Shares
     --------------
and the Series F Preferred Stock.

     Transfer Restricted Securities: Each Depositary Share, each share of Series
     ------------------------------
F Preferred Stock, and each share of Common Stock until the earliest to occur of
(i) the date on which such Depositary Share, share of Series F Preferred Stock, or share of Common Stock, as the case may be, is effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or Common Dividend Registration Statement, (ii) the date on which such Depositary Share, share of Series F Preferred Stock, or share of Common Stock, as the case may be, is distributed to the public pursuant to Rule 144 under the Act or may be distributed to the public pursuant to Rule 144(k) under the Securities Act or (iii) in the case of Common Stock Dividends, the date the Common Stock Dividends are issued by the Company pursuant to an effective Common Stock Registration Statement.

     Underwritten Registration or Underwritten Offering: A registration in which
     -------------------------    ---------------------
securities of the Company are sold to an underwriter for re-offering to the public.

SECTION 2.  HOLDERS

            A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Transfer Restricted Securities are registered
          ------
in such Person's name.

SECTION 3.  [INTENTIONALLY OMITTED].

SECTION 4.  REGISTRATION

            (a) Shelf Registration. The Company shall:
                ------------------

                (x) cause to be filed on or prior to 60 days after the consummation of the offering of Series F Preferred Stock (and the related Depositary Shares) (the "Shelf Filing Deadline"), a shelf registration
                              ---------------------
     statement pursuant to Rule 415 under the Act (the "Shelf Registration
                                                        ------------------
     Statement"), relating to resales of all Transfer Restricted Securities
     ---------
     (except Common Stock Dividends) the Holders of which shall have provided the information required pursuant to Section 4(b) hereof, and

                (y) use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 120 days after the Shelf Filing Deadline.

            The Company shall use its best efforts to keep the Shelf Registration Statement discussed in this Section 4(a) continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period expiring on the earlier to occur of:
(i) the date when all Transfer Restricted Securities (except Common Stock Dividends) have been sold; and (ii) 730 days from the date of the Closing Date, provided, that the Company will have the option of suspending the effectiveness of the Shelf Registration Statement for periods of up to an aggregate of 60 days in any calendar year if the Board of Directors of the Company determines that compliance with the disclosure obligations necessary to maintain the effectiveness of the Shelf Registration Statement at such time could reasonably be expected to have a material adverse effect on the Company or a pending corporate transaction of the Company (a "Permitted Shelf Suspension").
                                         --------------------------

            (b)   Provision by Holders of Certain Information in Connection with
                  --------------------------------------------------------------
the Shelf Registration Statement. No Holder of Transfer Restricted Securities
--------------------------------
may include any of its Transfer Restricted Securities in the Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information specified in item 507 of Regulation S-K under the Act for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein, including the information set forth in the questionnaire included as Annex A to the Offering Memorandum. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information required to be provided by such Holder for inclusion therein. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company, for so long as the Shelf Registration Statement is effective, all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

           (c)   Registration of Common Dividends.  The Company shall:
                 --------------------------------

                 (x) cause to be filed on or prior to 60 days after the consummation of the offering of Series F Preferred Stock (and the related Depositary Shares) (the "Common Dividend Filing Deadline"), a registration
                              -------------------------------
     statement (the "Common Dividend Registration Statement"), relating to the
                     --------------------------------------
     issuance of dividends on the Series F Preferred Stock to the extent that such dividends are paid in Common Stock; and

                 (y) use its reasonable best efforts to cause such Common Stock Dividend Registration Statement to become effective on or prior to 120 days after the Common Dividend Filing Deadline.

           The Company shall use its best efforts to keep the Common Dividend Registration Statement discussed in this Section 4(c) continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available on each dividend payment date of the Series F Preferred Stock and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period expiring on the earlier to occur of: (i) the date when all Series F Preferred Stock is no longer Transfer Restricted Securities; and (ii) 730 days from the date of the Closing Date, provided, that the Company will have the option of suspending the effectiveness of the Common Dividend Registration Statement for periods of up to an aggregate of 60 days in any calendar year if the Board of Directors of the Company determines that compliance with the disclosure obligations necessary to maintain the effectiveness of the Shelf Registration Statement at such time could reasonably be expected to have a material adverse effect on the Company or a pending corporate transaction of the Company (a "Permitted Dividend Suspension," and together with a Permitted Shelf Suspension,
------------------------------
a "Permitted Suspension").
   --------------------

           If for any reason the Common Dividend Registration Statement is not filed or is not declared effective (including by reason of any position, determination, rule or regulation of the Commission or the Staff of the Commission not permitting such Common Dividend Registration Statement), the Company shall file the Common Dividend Registration Statement as a registration statement to permit resales of the Common Stock issued as dividends on the Series F Preferred Stock and to keep such registration statement effective for the equivalent periods.

SECTION 5.  LIQUIDATED DAMAGES

            If (i) the Company fails to file the Shelf Registration Statement with the Commission on or prior to the Shelf Filing Deadline, (ii) the Shelf Registration Statement has not been declared effective by the Commission on or prior to the 120th day after the Shelf Filing Deadline (the "Effectiveness
                                                             -------------
Target Date"), whether or not the Company has breached any obligation to use its
-----------
best efforts to cause the Shelf Registration Statement to be declared effective,
(iii) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities (except Common Stock Dividends) for any period of ten consecutive days or for any 20 days in any 180-day period without being succeeded within the time period provided for herein by a post effective amendment to such Shelf Registration Statement that cures such failure and that is itself declared effective within ten Business Days of the filing thereof, provided, that, for purposes of this subsection (iii) only, such effectiveness was not suspended in connection with a Permitted Suspension, or (iv) the Company is unable to pay a dividend on the Series F Preferred Stock in Common Stock that is freely transferable without restriction under the Act without delivery of a prospectus (such Common Stock, "Unrestricted Stock") (each such event referred
                                ------------------
to in clauses (i) through (iv), a "Registration Default"), then commencing on
                                   --------------------
the day following the date on which such Registration Default occurs, the Company agrees to pay to each Holder of Transfer Restricted Securities affected by such Registration Default, liquidated damages ("Liquidated Damages") at a
                                                   ------------------
rate of $0.25 per $2,500 Liquidation Preference of Series F Preferred Stock (or $.0025 per $25.00 Liquidation Preference of Depositary Shares) constituting Transfer Restricted Securities held by such Holder until such Registration Default is cured or 0.25% of the total dividend payment that was not made in either cash or Unrestricted Stock, as applicable, which shall accrue from the date of the Registration Default until such Registration Default is cured or such dividend payment is paid in cash or Unrestricted Stock or any Common Stock paid as a dividend by the Company becomes Unrestricted Stock. All accrued Liquidated Damages will be paid in shares of Common Stock valued at the Average Stock Price by the Company on each Dividend Payment Date.

            All accrued Liquidated Damages shall be paid to the Global Certificate Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Definitive Securities by mailing checks to their registered addresses by the Company on each Interest Payment Date. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.  REGISTRATION PROCEDURES

            (a) Shelf Registration Statement.  In connection with the Shelf
                ----------------------------
Registration Statement, the Company shall comply with all the provisions of
Section 6(b) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

     (b)   General Provisions. In connection with the Registration Statement and
           ------------------
any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:

           (i) use its best efforts to keep such Registration Statement continuously effective, subject to a Permitted Suspension, and provide all requisite financial statements for the period specified in Section 4 of this Agreement. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or emission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

           (ii) except in the event of a Permitted Suspension, prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 4 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold, cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424 and 430A, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

           (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

           (iv) make available, if requested, to each selling Holder named in the Registration Statement or Prospectus and each of the underwriters) in connection with such sale, if any, before filing with the Commission, copies of the Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), substantially in the form to be filed, which documents will be subject to the review and comment of such Holders and underwriters, in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the selling Holders of the Transfer Restricted Securities covered by such Registration Statement or the underwriters, in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

           (v) promptly upon the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, make available copies of such document to the selling Holders and to the underwriters in connection with such sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriters, if any, reasonably may request;

           (vi) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided that any person to whom information is provided under this clause (vi) agrees in writing to maintain the confidentiality of such information to the extent such information is not in the public domain;

           (vii) if requested by any selling Holders or the underwriters in connection with such sale, if any, promptly include in the Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriters, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted
                             --------------------
Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriters, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

           (viii) cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate Liquidation Preference of Series F Preferred Stock (and the related Depositary Shares) covered thereby, or by the underwriters, if any;

           (ix) furnish to each selling Holder and each of the underwriters, if any, in connection with such sale, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, and make available all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

            (x) deliver to each selling Holder and each of the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriters, if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

           (xi) enter into such agreements (including, unless not required pursuant to Section 10 hereof, an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to the Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to the Registration Statement contemplated by this Agreement, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

       (A) furnish to each selling Holder and each underwriter, if any, upon the effectiveness of the Registration Statement:

           (1) a certificate, dated the date of effectiveness of the Registration Statement signed by (x) the President or any Vice President and (y) a principal financial or accounting officer of the Company, confirming with respect to the Prospectus or any purchase or underwriting agreement and the Transfer Restricted Securities, as of the date thereof, the matters set forth in paragraphs (a), (b), (c) and (d) of Section 8 of the Purchase Agreement and such other matters as the Holders and/or underwriters may reasonably request;

           (2) an opinion, dated the date of effectiveness of the Registration Statement of counsel for the Company, covering (i) due authorization and enforceability of the Depositary Shares, Series F Preferred Stock, and Common Stock, (ii) a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and
       (iii) such other matters of the type customarily covered in opinions of counsel for an issuer in connection with similar securities offerings, as may reasonably be requested by such parties. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial, statistical and accounting data included in the Registration Statement contemplated by this Agreement or the related Prospectus; and

           (3) if the registration is a registration in which securities of the Company are sold to an underwriter for reoffering to the public, obtain a customary comfort letter, dated as of the date of effectiveness of the Registration Statement, addressed to the Board of Directors of the Company or any underwriter from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to boards of directors in underwritten offerings;

       (B) set forth in full or incorporated by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to the Registration Statement the indemnification provisions and procedures of
   Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

       (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

       The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in (A)(1) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and selling Holders promptly and if requested by such Persons, shall confirm such advice in writing;

         (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriters), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

           (xiii)   [Intentionally Omitted];

           (xiv) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriters), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities;

           (xv) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

           (xvi) if any fact or event contemplated by Section 6(b)(iii)(D) above shall exist or have occurred, except in the event of a Permitted Suspension prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement covering such Transfer Restricted Securities and provide the Transfer Agent or the Trustee, as the case may be, with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

           (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is
                                 ---------------------------------
     required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

           (xix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to the Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

           (xx)     [Intentionally Omitted];

           (xxi)    [Intentionally Omitted];

           (xxii) cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate Liquidation Preference of Series F Preferred Stock (and the related Depositary Shares) or the managing underwriters, if any; and

           (xxiii) provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

       (c) Restrictions on Holders.  Each Holder agrees by acquisition of a
           -----------------------
Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 6(b)(xvi) hereof, or until it is advised in writing (the "Advice") by
                                                                  ------
the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 4 hereof, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

SECTION 7. REGISTRATION EXPENSES

       (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether the Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD, including, if applicable, the fees and expenses (excluding underwriting discounts or commissions, of any "qualified independent underwriter" and its counsel, as may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Depositary Shares, Series F Preferred Stock and Common Stock and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, in accordance with
Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Depositary Shares, Series F Preferred Stock, or Common Stock on a national exchange or automated quotation system if required hereunder; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

           The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

           (b) In connection with the Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Registration Statement for the reasonable fees and disbursements of not more than one counsel, or such other counsel as may be chosen by the Holders of a majority in number of shares or principal amount, as the case may be, of the Transfer Restricted Securities for whose benefit the Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

           (a) The Company agrees to indemnify and hold harmless (i) each Holder, (ii) each person, if any, who controls a Holder within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become or are subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that
(i) any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein and (ii) the foregoing indemnity with respect to any untrue statement contained in or omitted from a Registration Statement or the Prospectus shall not inure to the benefit of any Holder (or any person controlling such Holder), from whom the person asserting any such loss, liability, claim, damage or expense purchased (or received upon conversion), any of the Depositary Shares, Series F Preferred Stock or Common Stock which are the subject thereof if it is finally judicially determined that such loss, liability, claim, damage or expense resulted solely from the fact that the Holder sold Depositary Shares, Series F Preferred Stock or Common Stock, to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Registration Statement and the Prospectus, as amended or supplemented, and (x) the Company shall have previously and timely furnished sufficient copies of the Registration Statement or Prospectus, as so amended or supplemented, to such Holder in accordance with this Agreement and (y) the Registration Statement or Prospectus, as so amended or supplemented, would have corrected such untrue statement or omission of a material fact. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including, under this Agreement.

           (b) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein. This indemnity will be in addition to any liability which a Holder may otherwise have, including under this Agreement. In no event, however, shall the liability of any selling Holder thereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon its sale of the Depositary Shares, Series F Preferred Stock, or Common Stock giving rise to such indemnification obligation.

            (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or
(b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent, provided, however, that such consent was not unreasonably withheld.

            (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable from the Company or is insufficient to hold harmless a party indemnified thereunder, the Company and each Holder shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Holders, who may also be liable for contribution, including persons who control the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and any Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Series F Preferred Stock (and the related Depositary Shares), and any such Holder from its sale of Depositary Shares, Series F Preferred Stock, or Common Stock, or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Holders in connection with the statements or emissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and any Holder shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of discounts but before deducting expenses) of the Series F Preferred Stock (and the related Depositary Shares) received by the Company and (y) the total proceeds received by such Holder upon its sale of Depositary Shares, Series F Preferred Stock, or Common Stock which would otherwise give rise to the indemnification obligation. The relative fault of the Company and of the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Depositary Shares, Series F Preferred Stock, or Common Stock, as the case may be, exceeds the sum of (A) the amount paid by such Holder for such Depositary Shares, Series F Preferred Stock, or Common Stock, plus (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section II (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, (A) each person, if any, who controls a Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of a Holder or any controlling person shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.

SECTION 9.  RULE 144A

            The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10. UNDERWRITTEN REGISTRATIONS

            The Holders of Transfer Restricted Securities may elect to sell their Transfer Restricted Securities pursuant to one or more Underwritten Registrations; provided, however, that in no event shall any Holder commence any such Underwritten Registration if a period of less than 180 days has elapsed since the consummation of the most recent Underwritten Registration hereunder; and provided further, that in no event shall the Holders effect more than three such Underwritten Registrations hereunder. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

            In any Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate Liquidation Preference or aggregate principal amount of the Transfer Restricted Securities included in such offering, provided, that such investment bankers and managers must be reasonably satisfactory to the Company. Such investment bankers and managers are referred to herein as the "underwriters."
                           ------------

SECTION 12. MISCELLANEOUS

            (a)  Remedies. Each Holder, in addition to being entitled to
                 --------
exercise all rights provided herein, in the Certificate of Designation, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (b)  No Inconsistent Agreements. The Company will not on or after
                 --------------------------
the date of this Agreement enter into any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof, except where a waiver with respect thereto has been obtained prior to the date of effectiveness of any registration statement required under this Agreement.

            (c)  [Intentionally Omitted].


            (d)  Amendments and Waivers. The provisions of this Agreement may
                 ----------------------
not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding Liquidation Preference or principal amount of Transfer Restricted Securities.

            (e)  Notices.  All notices and other communications provided for or
                 -------
permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

            (f) if to a Holder, at the address set forth on the records of the Transfer Agent with a copy to the Transfer Agent; and

                    if to the Company:

                    Intermedia Communications Inc.
                    3625 Queen Palm Drive
                    Tampa, Florida 33619
                    Telecopier No.:  (813) 829-2470
                    Attention:  Chief Financial Officer

                    With a copy to:

                    Kronish Lieb Weiner & Hellman LLP
                    1114 Avenue of the Americas, 46th Floor
                    New York, New York 10036
                    Telecopier No.:  (212) 997-3527
                    Attention:  Ralph J. Sutcliffe

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Transfer Agent at the address specified in the Certificate of Designation.

            (g)  Successors and Assigns.  This Agreement shall inure to the
                 ----------------------
benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder.

            (h)  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (i)  Headings. The headings in this Agreement are for convenience of
                 --------
reference only and shall not limit or otherwise affect the meaning hereof.

            (j)  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
                 -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

            (k)  Severability. In the event that any one or more of the
                 ------------
provisions contained herein, or the application thereof in any circumstances is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

            (l)  Entire Agreement.  This Agreement together with the other
                 ----------------
Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understanding between the parties with respect to such subject matter.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         INTERMEDIA COMMUNICATIONS INC.


                         By:
                              ------------------------------------
                              Name:
                              Title:


BEAR, STEARNS & CO. INC.

By:
     -----------------------------
     Name:
     Title:


SMITH BARNEY INC.

By:
     -----------------------------
     Name:
     Title:


MERRILL LYNCH & CO.

By:
     -----------------------------
     Name:
     Title:


WARBURG DILLON READ LLC

By:
     -----------------------------
     Name:
     Title: